Exhibit 99.2

Duke Robotics Corp. Announces Closing of $9.2 Million Underwritten Public Offering and Uplisting to NASDAQ

Fort Lauderdale, FL, May 18, 2026 (GLOBE NEWSWIRE) -- Duke Robotics Corp. (OTCQB: DUKR) (“Duke Robotics” or the “Company”), a leader in advanced robotics and drone-based solutions for civilian and defense markets, today announced it has closed on its previously announced underwritten public offering of 1,125,000 units (the “Units”) at a public offering price of $8.20 per Unit. Each Unit issued in the offering consists of one share of common stock, $0.0001 par value per share, and one warrant to purchase one share of common stock at an exercise price of $8.60 per share, and have a five year term. The shares of common stock and warrants comprising the Units are immediately separable and will be issued separately. The shares of common stock and warrants began trading on the Nasdaq Capital Market on May 15, 2026, under the symbols “DUKR” and “DUKRW,” respectively.

Duke Robotics received gross proceeds of approximately $9.2 million, before deducting underwriting discounts and commissions and other estimated offering expenses.

The Company has granted the underwriter a 45-day option to purchase up to an additional 168,750 shares of common stock and/or warrants to purchase up to an aggregate of 168,750 shares of common stock, in any combination thereof, at the public offering price per security, less the underwriting discounts and commissions, to cover over-allotments, if any.

Maxim Group LLC acted as sole book-running manager for the offering.

The Company intends to use the net proceeds from the offering to provide funding for research and development, sales force expansion, marketing, business development and potential acquisitions and for general working capital.

The offering is being conducted pursuant to the Company’s registration statement on Form S-1 (File No. 333-294808), as amended, previously filed with Securities and Exchange Commission (“SEC”), and declared effective on May 14, 2026, and a related registration statement was filed with the SEC on May 14, 2026 pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and became automatically effective upon filing. The offering is being made only by means of a prospectus forming part of the effective registration statement relating to the offering. A preliminary prospectus relating to the offering has been filed with the SEC and is available on the SEC’s website at http://www.sec.gov. A final prospectus relating to the offering has been filed with the SEC and is available on the SEC’s website at http://www.sec.gov. Electronic copies of the final prospectus relating to this offering, when available, may be obtained from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, NY 10022, at (212) 895-3745.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Duke Robotics

Duke Robotics Corp. (OTCQB: DUKR) develops advanced stabilization and autonomous robotic drone systems for both civilian and defense markets. The Company’s Insulator Cleaning Drone is a first-of-its-kind, drone-enabled system for cleaning and monitoring high-voltage electric utility insulators. AEROTRACE™ is the Company’s AI-powered aerial monitoring and intelligence platform for infrastructure operators. In defense, through a collaboration agreement with Elbit Systems Land Ltd., the Bird of Prey weapons drone system is an agile, fully stabilized remote weapon system designed for non-line-of-sight and stand-off engagements, marketed by Elbit under the brand name Bird of Prey (formerly known as TIKAD). For additional Company information, please visit https://dukeroboticsys.com.

Forward-Looking Statements

This press release contains forward-looking statements. Words such as “future” and similar expressions, or future or conditional verbs such as “will,” “expect,” and “intend,” are intended to identify such forward-looking statements. Forward-looking statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are based on our beliefs, assumptions, and information currently available to us. Forward-looking statements in this press release include, but are not limited to, statements regarding the anticipated use of net proceeds from the offering, the potential benefits of the Company’s recent uplisting to the Nasdaq Capital Market, and the Company’s future growth and strategic initiatives. Our actual results may differ materially from those expressed or implied due to known or unknown risks and uncertainties including, without limitation, market and other conditions and our ability to achieve the anticipated benefits of the offering and to maintain the listing of our common stock on the Nasdaq Capital Market, our ability to retain the listing of our common stock on the Nasdaq Capital Market, and the other risks and uncertainties described in our filings with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and any subsequent filings with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Company Contact

Duke Robotics Corp.

Yossef Balucka, CEO

invest@dukeroboticsys.com

Capital Markets & IR:

Arx Investor Relations

North American Equities Desk

duke@arxhq.com